UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	November 29, 2011

AMBASSADORS INTERNATIONAL, INC.
______________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

In care of Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(212) 806-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

On November 29, 2011, Ambassadors International, Inc. (the “Company”) and the subsidiaries of the Company organized or incorporated in the United States (collectively, the “Debtors”) filed their monthly operating report for the month ended October 31, 2011 (the “Monthly Operating Report”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As previously disclosed, substantially all the assets of the Company and the other Debtors were sold on May 25, 2011 pursuant to a sale order entered, following a hearing, by the Bankruptcy Court pursuant to Section 363 of the United States Bankruptcy Code.   The Debtors are not currently conducting any business operations and will have no business operations in the future.   The remaining net cash proceeds from the sale of assets represent the principal remaining asset of the Debtors.  Such remaining cash proceeds are expected to be used to provide for the wind-down and liquidation of the Company’s estate and to pay post-petition administrative claims in the Company’s bankruptcy proceedings.  Accordingly, the Company does not expect that there will be any proceeds available for distribution to the Company’s stockholders or holders of the Company’s convertible notes.  The Debtors are currently winding up their activities.

On September 27, 2011, the Bankruptcy Court held a status conference with respect to a proposed disclosure statement (the “Committee Disclosure Statement”) related to a proposed plan of liquidation of the Debtors (the “Committee Plan”), filed with the Bankruptcy Court by the Official Committee of Unsecured Creditors appointed in the Debtors’ bankruptcy cases.  To date, no action has been taken by the Bankruptcy Court with respect to the Committee Plan.  At this time, no hearing is set for the Bankruptcy Court to consider approval of the Committee Plan or Committee Disclosure Statement.

This current report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of our Company.  The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court.  The Monthly Operating Report contains financial information that was not audited or reviewed by independent accountants, was not prepared in accordance with Generally Accepted Accounting Principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation.  There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.  The Company undertakes no obligation to update or revise the Monthly Operating Report.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results, and the Monthly Operating Report should not be used as a basis for making investment decisions regarding the Company’s securities.  Important factors that should be considered by investors include, but are not limited to, (i) the fact that the Company and the other Debtors are not currently conducting any business operations and will have no business operations in the future; and (ii) the fact that, as the remaining net cash proceeds from the sale of substantially all the assets of the Debtors are expected to be used to provide for the wind-down and liquidation of the Company’s estate and to pay post-petition administrative claims in the Company’s bankruptcy proceedings, the Company does not expect that there will be any proceeds available for distribution to the Company’s stockholders or holders of the Company’s convertible notes.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit No.	Description

99.1	Monthly Operating Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 30, 2011

AMBASSADORS INTERNATIONAL, INC.

By /s/ Eugene I. Davis
Name: Eugene I. Davis
Title: President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Monthly Operating Report